CONSENT OF INDEPENDENT AUDITOR

We consent to the use, in this Offering Statement on Form 1-A, of our report dated April 1, 2019, with respect to our audit of the consolidated financial statements of Cannabis Sativa, Inc. (the “Company”), for the year ended December 31, 2018. Our report includes an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

/s/ Hall & Company Certified Public Accountants and Consultants, Inc.

Irvine, California

February 2, 2021